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                                                             EXHIBIT 99.2

PROXY                                                                     PROXY

                             LINCARE HOLDINGS, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY ____, 1995

   The undersigned hereby appoints James T. Kelly, Howard R. Deutsch and James
M. Emanuel, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes any of them to act and to vote at the special meeting of stockholders of Lincare Holdings, Inc. ("Lincare") to be held on July____,1995, and at any adjournments thereof, as indicated upon all matters referred to on this proxy card and described in the Joint Proxy Statement/Prospectus for the meeting, and, in their discretion, upon any other matters which may properly come before the meeting.

   Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matter that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR
ITEM 1.

                 (Continued and to be signed on reverse side.)



                             LINCARE HOLDINGS, INC.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  / /

1. Adoption and approval of the Agreement and Plan of Merger dated as of April 17, 1995, as amended, between Lincare, Coram Healthcare Corporation, a Delaware corporation ("Coram"), and CHC Acquisition Corporation, a Delaware corporation ("Merger Sub"), providing for the merger of Merger Sub with and into Lincare, with Lincare becoming a wholly owned subsidiary of Coram, and the transactions contemplated thereby.

    For     Against     Abstain
    / /       / /         / /


                                       Dated: ___________________________, 1995


                                       __________________________________(SEAL)
                                       (Signature)

                                       __________________________________(SEAL)
                                       (Signature)


                                       Please sign as name(s) appear on this
                                       proxy card, and date this proxy card. If a joint account, each joint owner must sign. If signing for a corporation or partnership an agent, attorney or fiduciary, indicate the capacity in which you are signing.